Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form S-8 of our report dated March 26, 2007, appearing in the Annual Report on Form 10-K of Hill International, Inc. for the year ended December 30, 2006.

/s/ Amper, Politziner & Mattia, P.C.

March 28, 2007
Edison, New Jersey